EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-09305, 333-53746, and 333-89707 of Pegasystems Inc. on Form S-8 of our report dated February 17, 2003, appearing in this Annual Report on Form 10-K of Pegasystems Inc. for the year ended December 31, 2002.

Deloitte & Touche LLP

Boston, Massachusetts

March 10, 2003